UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Senior Notes Offering

On October 5, 2021, Analog Devices, Inc. (“Analog Devices”) issued $500,000,000 aggregate principal amount of floating rate senior notes due October 1, 2024 (the “Floating Rate Notes”), $750,000,000 aggregate principal amount of 1.700% sustainability-linked senior notes due October 1, 2028 (the “Sustainability-Linked Senior Notes”), $1,000,000,000 aggregate principal amount of 2.100% senior notes due October 1, 2031 (the “2031 Notes”), $750,000,000 aggregate principal amount of 2.800% senior notes due October 1, 2041 (the “2041 Notes”) and $1,000,000,000 aggregate principal amount of 2.950% senior notes due October 1, 2051 (the “2051 Notes” and, together with the Floating Rate Notes, the Sustainability-Linked Senior Notes, the 2031 Notes and the 2041 Notes, the “Notes”) pursuant to an effective registration statement on Form S-3 (File No. 333-259782) (the “Registration Statement”) and a related prospectus and prospectus supplement, each as filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued pursuant to an indenture, dated as of June 3, 2013 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of October 5, 2021 (the “Supplemental Indenture”), in each case between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are unsecured unsubordinated obligations of Analog Devices and are not guaranteed by any of Analog Devices’ subsidiaries. The Base Indenture and the Supplemental Indenture contain certain covenants, events of default and other customary provisions.

The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of September 28, 2021, among Analog Devices and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and BNP Paribas Securities Corp., as representatives of the several underwriters named therein, previously filed with the SEC. The closing of the offering satisfied the financing condition for Analog Devices’ concurrent tender offer.

The Floating Rate Notes bear interest at floating annual rate equal to a benchmark rate, which initially is Compounded SOFR (as defined in the Supplemental Indenture) plus 25 basis points and will mature on October 1, 2024. The Sustainability-Linked Senior Notes initially bear interest at a rate of 1.700% per annum, subject to increase as described below, and will mature on October 1, 2028. The 2031 Notes bear interest at a rate of 2.100% per annum and will mature on October 1, 2031. The 2041 Notes bear interest at a rate of 2.800% per annum and will mature on October 1, 2041. The 2051 Notes bear interest at a rate of 2.950% per annum and will mature on October 1, 2051. Interest on the Floating Rate Notes is payable on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2022. Interest on the Sustainability-Linked Senior Notes, the 2031 Notes, the 2041 Notes and the 2051 Notes is payable on April 1 and October 1 of each year, beginning on April 1, 2022.

From and including April 1, 2026 (the “Interest Rate Step Up Date”), the interest rate payable on the Sustainability-Linked Senior Notes, to but not including the maturity date of the Sustainability-Linked Senior Notes, shall be increased by, in aggregate, an additional 30 basis points per annum unless, on or before the date that is 15 days prior to the Interest Rate Step Up Date, Analog Devices delivers to The Bank of New York Mellon Trust Company, N.A., as trustee, an officer’s certificate certifying that such officers have determined that Analog Devices has satisfied the Sustainability Performance Target and received an Assurance Letter from the External Verifier.

Prior to August 1, 2028 in the case of the Sustainability-Linked Senior Notes (two months prior to their maturity), July 1, 2031 in the case of the 2031 Notes (three months prior to their maturity), April 1, 2041 in the case of the 2041 Notes (six months prior to their maturity) and April 1, 2051 in the case of the 2051 Notes (six months prior to their maturity) (each, a “Par Call Date”), Analog Devices may, at its option, redeem some or all of the applicable series of Notes at a redemption price equal to the greater of (i) 100% of the principal amount of such series of Notes being redeemed and (ii) the make-whole redemption price (as described in the Supplemental Indenture). On and after the applicable Par Call Date, Analog Devices may, at its option, redeem some or all of the applicable series of Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed. In each case, Analog Devices will also pay the accrued and unpaid interest on the Notes being redeemed to, but excluding, the date of redemption. Analog Devices may not redeem the Floating Rate Notes prior to their maturity. The Notes are unsecured and rank equally in right of payment with all of Analog Devices’ other existing and future unsecured senior indebtedness.

The foregoing descriptions of the Notes, the Base Indenture and the Supplemental Indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The Base Indenture, which was filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K filed with the SEC on June 3, 2013, and the Supplemental Indenture, which is attached hereto as Exhibit 4.2, are incorporated herein by reference. All capitalized terms used above and not otherwise defined have the meaning given to such terms in the Base Indenture and the Supplemental Indenture.

A copy of the opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Analog Devices, relating to the legality of the Notes is attached hereto as Exhibit 5.1 and incorporated into the Registration Statement.

Item 8.01.	Other Events

Notice of Redemption of Other Senior Notes

On October 5, 2021, Analog Devices gave notice that it will redeem for cash all of the following senior notes: its outstanding 2.500% senior notes due December 5, 2021 (the “2021 Notes”), its outstanding 2.875% senior notes due June 1, 2023 (the “June 2023 Notes”), its outstanding 3.125% senior notes due December 5, 2023 (the “December 2023 Notes”), its outstanding 3.900% senior notes due December 15, 2025 (the “2025 Notes”, and together with the 2021 Notes, the June 2023 Notes and the December 2023 Notes, the “ADI Notes”) and the outstanding 3.375% senior notes due March 15, 2023 issued by Maxim Integrated Products, Inc. (the “MXIM Notes” and together with the ADI Notes, the “Redeemed Notes”) in accordance with the terms of the indentures governing the Redeemed Notes. The redemption date for the ADI Notes will be October 20, 2021 (the “ADI Redemption Date”) and the redemption price will be equal to the greater of: (a) 100% of the principal amount of the ADI Notes, and (b) the sum of the present values of the remaining scheduled payments on the ADI Notes, discounted to the ADI Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus, respectively, 12.5 basis points for the 2021 Notes, 15 basis points for the June 2023 Notes, 15 basis points for the December 2023 Notes and 25 basis points for the 2025 Notes, plus, accrued and unpaid interest up to (but not including) the ADI Redemption Date. The redemption date for the MXIM Notes will be November 4, 2021 (the “MXIM Redemption Date”) and the redemption price will be equal to the greater of: (a) 100% of the aggregate principal amount of the MXIM Notes, and (b) the sum of the present values of the remaining scheduled payments due on the MXIM Notes, discounted to the MXIM Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 25 basis points, plus, accrued and unpaid interest up to (but not including) the MXIM Redemption Date. As of October 5, 2021, approximately $1.99 billion aggregate principal amount of the ADI Notes and MXIM Notes is outstanding.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 3, 2013, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to Analog Devices’ Current Report on Form 8-K (File No. 1-7819) as filed with the Commission on June 3, 2013 and incorporated herein by reference.

4.2	Supplemental Indenture, dated October 5, 2021, between Analog Devices and The Bank of New York Mellon Trust Company, N.A., as trustee (including the forms of note contained therein).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: October 5, 2021	By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer